Exhibit 99.3

Isonics Begins Supplying Rare Cancer-Fighting Isotope to National Institutes of Health

GOLDEN, Colo. - Jan. 5, 2005 - Isonics Corporation (Nasdaq:ISON), committed to the development of next-generation technology for the homeland security and semiconductor markets and provider of isotopes for the imaging and treatment of cancer, has announced the first delivery of Actinium-225, a rare but promising cancer-fighting radio-isotope to the National Cancer Institute, a part of the National Institutes of Health (NIH), the federal government’s leading medical research organization.  Scientists at the NIH have informed Isonics that the initial evaluation of the Isonics-supplied Actinium was satisfactory. The announcement was made by James E. Alexander, Chairman and CEO of Isonics.

The isotope Bismuth-213, the radioactive decay product of Actinium-225, has shown promising results in research into new treatments for two deadly cancers, lymphoma and leukemia. Despite early evidence suggesting powerful efficacy of Bismuth-213 treatment for a range of cancers and other serious disease, medical research has in the past been slowed by short supply and high costs of available Actinium-225.

Through its Life Sciences division, Isonics has recently entered into an agreement with the Russian-based Institute for Physics and Power Engineering (IPPE) to significantly boost worldwide supplies of the scarce isotope. Under the agreement, Isonics will provide financial support to increase IPPE’s production capacity.

Isonics has received exclusive marketing and sales rights for all of the Actinium-225 produced by IPPE. Assuming that IPPE reaches target production levels over the next year, Isonics expects that this will nearly double the existing global supply of Actinium-225. Currently, research includes clinical trials for therapies for leukemia and lymphoma.  Numerous pre-clinical results have been published demonstrating the potential application of Bismuth-213 as a therapeutic for metastatic disease, bone marrow transplant, as well as treatments of fungal and bacterial infection.

Independent medical researchers welcomed the projected Actinium supply increases.  “Clinical results to date have looked very promising, but lack of availability of the isotope Actinium-225 and the present high cost for that which is available has greatly limited the research,” said Dr. Barbara Y. Croft, of the National Cancer Institute.  “I am greatly encouraged that Isonics is working with IPPE to expand availability of Actinium-225, which will enable a greater number of promising research projects to proceed.”

In clinical trials, Bismuth-213 has been used in a mode of cancer treatment called alpha immunotherapy, which researchers believe could lead to development of a so-called “magic bullet” for cancer treatment. The therapy involves the combination of alpha particle-emitting radio-nuclides — in this case, Bismuth-213 — with monoclonal antibodies or peptides that occur naturally in the human body.  In the NIH research, the Bismuth-213 is combined with one such monoclonal antibody, and then injected into a cancer patient.  The antibodies recognize and specifically bond to malignant cancer cells. When the Bismuth-213 decays, it imparts alpha particles into the cancerous cells with low risk of damaging the surrounding healthy cells.

“Isonics is pleased to be able to increase the worldwide supply of Actinium-225. This important and promising isotope has the potential to save many lives and usher in numerous new therapies for serious diseases,” said Mr. Alexander.  “Our life sciences and healthcare division is proud to be the exclusive supplier of this new source of Actinium-225, and to assist in furthering medical research.  While we will be generating revenue from supplying Actinium in support of expanded clinical trials, we expect that these revenues will be modest in the next year.  If and when a therapy is approved, we would expect to profit from substantially increased sales.”

About National Institutes of Health

Founded in 1887, the National Institutes of Health is one of the world’s foremost medical research centers, and is the Federal government’s focal point for medical research in the United States. The NIH, comprising 27 separate Institutes and Centers, is one of eight health agencies of the Public Health Service which, in turn, is part of the U.S. Department of Health and Human Services.  The goal of NIH research is to acquire new knowledge to help prevent, detect, diagnose, and treat disease and disability, from the rarest genetic disorder to the common cold. The NIH mission is to uncover new knowledge that will lead to better health for everyone. NIH works toward that mission by: conducting research in its own laboratories; supporting the research of non-Federal scientists in universities, medical schools, hospitals, and research institutions throughout the country and abroad; helping in the training of research investigators; and fostering communication of medical and health sciences information.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company’s Web site at http://www.isonics.com. A presentation about Isonics’ NeutroTest(TM) explosive detection prototype can be found at http://www.tril03.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three and six months ended October 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers. Isonics can also offer no assurance that the acquisition of Protection Plus discussed in this press release will occur on the terms described above, if at all.

This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in — or suggested by — statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company’s most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

Isonics Corporation

James Alexander, 303-279-7900

or

Investor Relations:

Trilogy Capital Partners, Inc.

Paul Karon, 800-592-6067

paul@trilogy-capital.com